UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2012

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2012, Wesco Aircraft Holdings, Inc., a Delaware corporation (the “Company”), together with Wesco Aircraft Europe, Ltd., a private limited company incorporated in England and Wales (“Wesco Europe,” and together with the Company, the “Buyers”), completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets of Interfast Inc., an Ontario Corporation (“Interfast”). The Acquisition was consummated pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated May 23, 2012, by and among the Buyers and Interfast.

Pursuant to the terms of the Asset Purchase Agreement, the Buyers paid Interfast an aggregate cash purchase price of approximately CDN$134.0 million at the closing of the Acquisition (approximately US$132.4 million based on an exchange rate of CDN$1.00 to US$0.9879 on July 3, 2012), which amount is subject to certain customary adjustments described in the Asset Purchase Agreement. A portion of the purchase price has been placed into an escrow account that will be used to satisfy certain rights to indemnification and other payments as provided in the Asset Purchase Agreement. The Company funded the Acquisition through $95.0 million in borrowings under its existing $150.0 million revolving credit facility, with the remainder paid from cash on hand.

Interfast is a Toronto-based value-added distributor of specialty fasteners, fastening systems and production installation tooling for the aerospace, electronics and general industrial markets. Interfast has a global presence working with both OEM (original equipment manufacturers) and MRO (maintenance, repair and overhaul) businesses to deliver proactive and innovative fastener-based solutions for a broad base of applications.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.

Item 7.01 Regulation FD Disclosure.

The Company’s press release issued in connection with the consummation of the Acquisition is furnished as Exhibit 99.1 to this report.

The information in this item (including exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by the Company on July 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on July 5, 2012